UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2011

FLOWSERVE CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-13179	31-0267900
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 N. O’Connor Blvd., Suite 2300, Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

(972) 443-6500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On June 7, 2011, Richard J. Guiltinan, Jr., Senior Vice President Finance and Chief Accounting Officer, Office of the Chief Financial Officer, formally informed Flowserve Corporation (the “Company”) of his decision to retire in 2012. The exact date of Mr. Guiltinan’s retirement is not yet determined. The Company has commenced an external search for a new Chief Financial Officer to replace the Company’s current Office of the Chief Financial Officer. Mr. Guiltinan has advised the Company that he will remain in his current positions and continue to serve as the Company’s principal financial officer and principal accounting officer for external reporting purposes until the Company’s new Chief Financial Officer is appointed, which the Company hopes to accomplish before the end of 2011. Following the appointment of the Company’s new Chief Financial Officer, Mr. Guiltinan plans to remain with the Company and report to the new Chief Financial Officer for a period of time to facilitate an orderly transition. Dean Freeman, who currently serves in the Office of the Chief Financial Officer with Mr. Guiltinan, will remain with the Company as an officer with the title of Vice President and Treasurer after the new Chief Financial Officer is appointed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWSERVE CORPORATION

Dated: June 10, 2011	By:	/S/ RONALD F. SHUFF
Ronald F. Shuff
Senior Vice President, Secretary and
General Counsel

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